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                                                                     EXHIBIT 5.1

                                May 27, 1997

Notify Corporation
1054 South De Anza Blvd., Suite 105
San Jose, CA  95129

     RE:  REGISTRATION STATEMENT NO. 333-23369 ON FORM SB-2
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form SB-2 filed by you with the Securities and Exchange Commission on March 14, 1997 (Registration No. 333-23369) (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,610,000 units ("Units") consisting in the aggregate of 1,610,000 shares of Common Stock (the "Shares") and 1,610,000 Class A Warrants (the "Warrants")(including 210,000 Units subject to an over allotment option granted to the underwriter). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Units.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the sale and the issuance of the Units, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required:

     The Shares covered by the Registration Statement, when issued and sold in the manner referred to therein will be legally and validly issued, fully paid, and non-assessable shares of Common Stock.

     The shares of Common Stock underlying the Warrants covered by the Registration Statement, when issued in the manner referred to therein, will be legally and validly issued, fully paid, and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                              Very truly yours,

                              WILSON, SONSINI, GOODRICH & ROSATI
                              Professional Corporation

                              /s/ WILSON, SONSINI, GOODRICH & ROSATI


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